Filed Pursuant to Rule 424(b)(7)

Registration No. 333-251919

PROSPECTUS SUPPLEMENT

(To Prospectus dated January 6, 2021)

1,093,665 Shares

BLINK CHARGING CO.

Common Stock

The shares of common stock described in this prospectus supplement are being offered for sale from time to time by the selling stockholders named herein. Of the 1,093,665 shares of common stock being offered, 158,372 shares are currently outstanding and 935,293 shares are issuable upon conversion of an option granted to the selling stockholders in connection with an amendment to the Agreement and Plan of Merger, dated as of June 13, 2022 (the “Acquisition Agreement”), pursuant to which we acquired SemaConnect, Inc. (“SemaConnect”). The selling stockholders, or their permitted transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the selling stockholders’ sale of such shares.

Our common stock trades on The Nasdaq Capital Market under the symbol “BLNK.” On September 1, 2023, the last reported sale price of our common stock on The Nasdaq Capital Market was $4.01 per share.

Investing in our common stock involves risks. See “Risk Factors” on page S-4 of this prospectus supplement, the accompanying base prospectus and the documents we incorporate by reference, including our most recent Annual Report on Form 10-K, to read about factors you should consider before investing in our common stock.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated September 1, 2023

You should rely only on the information contained in, or incorporated by reference in, this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus and the documents incorporated by reference herein and therein is accurate as of any date other than their respective dates. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

Unless we have indicated, or the context otherwise requires, references in this prospectus supplement to “Blink,” the “Company,” “we,” “us,” “our” or similar terms are to Blink Charging Co. and its subsidiaries.

S-i

About this Prospectus Supplement

We are providing information to you about this offering in two parts. The first part is this prospectus supplement, which provides the specific details regarding this offering. The second part is the accompanying base prospectus, which provides general information. Generally, when we refer to this “prospectus,” we are referring to both documents combined. Some of the information in the base prospectus may not apply to this offering. If information in the prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement.

In making an investment decision, prospective investors must rely on their own examination of us and the terms of the offering, including the merits and risks involved. Neither we, the selling stockholders, nor any of our or their representatives is making any representation to you regarding the legality of an investment in our common stock by you under applicable laws. You should consult with your own advisors as to legal, tax, business, financial and related aspects of an investment in our common stock. Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Please read “Where You Can Find Additional Information” in the accompanying base prospectus.

Neither we, nor the selling stockholders have authorized any other person to provide you with information different from that contained or incorporated by reference in this prospectus supplement, the accompanying base prospectuses and any free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling stockholders are making an offer to sell these securities in any jurisdiction where an offer or sale would be unlawful. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of our common stock. You should not assume that the information contained in the documents incorporated by reference in this prospectus supplement or the accompanying base prospectuses is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read “Risk Factors” and “Forward-Looking Statements.”

Forward-Looking Statements

Forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 are included in this prospectus supplement and the accompanying prospectus and the information incorporated by reference herein and therein. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. The use of words such as “anticipate,” “estimate,” “could,” “should,” “may,” “might,” “plan,” “seek,” “expect,” “believe,” “intend,” “target,” “will,” “project,” “forecast,” “continue” and variations of these words and negatives thereof and similar expressions are intended to identify forward-looking statements. They also include statements regarding:

●	our future growth and profitability;

●	our competitive strengths; and

●	our business strategy and the trends we anticipate in the electric vehicle (“EV”) industry and the global economies in which we operate.

These forward-looking statements are based on currently available operating, financial, economic and other information, and are subject to a number of significant risks and uncertainties. A variety of factors, many of which are beyond our control, could cause actual future results to differ materially from those projected in the forward-looking statements. Specific factors that might cause such a difference include, but are not limited to:

●	risks related to completed or potential acquisitions, including the acquisitions of SemaConnect in June 2022 and Envoy Technologies, Inc. (“Envoy Technologies”) in April 2023, as well as the ability to identify suitable acquisition or strategic investment opportunities, to integrate acquired businesses within expected timeframes and to achieve the revenue, cost savings and earnings levels from such acquisitions at or above the levels projected, including the risk of potential asset impairment charges and write-downs of goodwill;

●	risks related to adverse effects of health epidemics and pandemics or other outbreaks of communicable diseases, such as the Covid-19 pandemic, including its effect on supply chain or inflationary issues, as well as the potential effects of vaccine mandates;

●	market conditions, technological developments, regulatory or policy changes, including permitting processes and tax incentives that affect us or our customers’ industries; the effect of federal, local, state, foreign or tax legislation and other regulations affecting the industries we serve and related projects and expenditures; the effect on demand for our services of changes in the amount of capital expenditures by our customers due to, among other things, economic conditions, including potential adverse effects of public health issues, such as the Covid-19 pandemic on economic activity generally, the availability and cost of financing, and customer consolidation in the industries we serve;

●	changes in the market acceptance of our EV products and related services;

●	activity in the industries we serve and the impact on our customers’ expenditure levels caused by fluctuations in commodity prices, including for gas, electricity and other energy sources;

●	our ability to manage projects effectively and in accordance with our estimates, as well as our ability to accurately estimate the costs associated with our fixed price and other contracts, including any material changes in estimates for completion of projects and estimates of the recoverability of change orders;

S-ii

●	the timing and extent of fluctuations in operational, geographic and weather factors affecting our customers, projects and the industries in which we operate;

●	the highly competitive nature of our industry and the ability of our customers, including our largest customers, to terminate or reduce the amount of work, or in some cases, the prices paid for services, on short or no notice under our contracts, and/or customer disputes related to our performance of services and the resolution of unapproved change orders;

●	the effect of state and federal regulatory initiatives, including costs of compliance with existing and potential future safety and environmental requirements, including with respect to climate change;

●	risks associated with potential environmental issues and other hazards from our operations;

●	disputes with, or failures of, our subcontractors to deliver agreed-upon supplies or services in a timely fashion, and the risk of being required to pay our subcontractors even if our customers do not pay us;

●	risks related to our strategic arrangements, including our equity investments;

●	any exposure resulting from system or information technology interruptions or data security breaches;

●	any material changes in estimates for legal costs or case settlements or adverse determinations on any claim, lawsuit or proceeding;

●	our ability to protect our trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on our proprietary rights;

●	the adequacy of our insurance, legal and other reserves;

●	the outcome of our plans for future operations, growth and services, including business development efforts, backlog, acquisitions and dispositions;

●	our ability to maintain a workforce based upon current and anticipated workloads;

●	our ability to attract and retain qualified personnel, key management and skilled employees, including from acquired businesses, and our ability to enforce any noncompetition agreements;

●	fluctuations in fuel, maintenance, materials, labor and other costs;

●	risks associated with volatility of our stock price or any dilution or stock price volatility that stockholders may experience in connection with shares we may issue as consideration for earn-out obligations or as purchase consideration in connection with past or future acquisitions, or as a result of other stock issuances;

●	restrictions imposed by any future credit facility, convertible notes, loans or securities;

●	the military action launched by Russian forces in Ukraine, the actions that have been and could be taken by other countries, including new and stricter sanctions and actions taken in response to such sanctions, and the effect of these developments on our business and results of operations;

●	risks associated with operating in or expanding into additional international markets, including risks from fluctuations in foreign currencies, foreign labor and general business conditions and risks from failure to comply with laws applicable to our foreign activities and/or governmental policy uncertainty; as well as

●	other risks detailed in our filings with the SEC.

We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. Furthermore, forward-looking statements speak only as of the date they are made. If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in, or imply by, any of our forward-looking statements. These and other risks are detailed in this prospectus supplement, the accompanying prospectus and in the documents that we incorporate by reference herein and therein. We do not undertake any obligation to publicly update or revise these forward-looking statements after the date of this prospectus supplement to reflect future events or circumstances, except as required by U.S. federal securities law. We qualify any and all of our forward-looking statements by these cautionary factors.

S-iii

Prospectus Supplement Summary

This summary is not complete and may not contain all of the information that may be important to you. You should read this entire prospectus supplement and the accompanying prospectus carefully, as well as the documents incorporated by reference, before making an investment decision.

The Company

Blink Charging Co., through its wholly-owned subsidiaries, is a leading manufacturer, owner, operator and provider of electric vehicle (“EV”) charging equipment and networked EV charging services in the rapidly growing U.S. and international markets for EVs. Blink offers residential and commercial EV charging equipment and services, enabling EV drivers to recharge at various location types. Blink’s principal line of products and services is its nationwide Blink EV charging networks (the “Blink Networks”) and Blink EV charging equipment, also known as electric vehicle supply equipment (“EVSE”), and other EV-related services. The Blink Networks are a proprietary, cloud-based system that operates, maintains and manages Blink charging stations and handles the associated charging data, back-end operations and payment processing. The Blink Networks provide property owners, managers, parking companies, state and municipal entities, and other types of commercial customers (“Property Partners”) with cloud-based services that enable the remote monitoring and management of EV charging stations. The Blink Networks also provide EV drivers with vital station information, including station location, availability and fees.

In order to capture more revenues derived from providing EV charging equipment to commercial customers and to help differentiate Blink in the EV infrastructure market, Blink offers Property Partners a comprehensive range of solutions for EV charging equipment and services that generally fall into one of the business models below, differentiated by who bears the costs of installation, equipment and maintenance, and the percentage of revenue shared.

●	In our Blink-owned turnkey business model, we incur the costs of the charging equipment and installation. We own and operate the EV charging station and provide connectivity of the charging station to the Blink Networks. In this model, which favors recurring revenues, we incur most costs associated with the EV charging stations; thus, we retain substantially all EV charging revenues after deducting network connectivity and processing fees, which are payable to us. Typically, our agreement with the Property Partner lasts seven years with automatic extensions that can bring the term to a total of up to 21 years.

●	In our Blink-owned hybrid business model, we incur the costs of the charging equipment while the Property Partner incurs the costs of installation. We own and operate the EV charging station and provide connectivity to the Blink Networks. In this model, the Property Partner incurs the installation costs associated with the EV station; thus, we share a more generous portion of the EV charging revenues with the Property Partner generated from the EV charging station after deducting network connectivity and processing fees, which are payable to us. Typically, our agreement with the Property Partner lasts five years with automatic extensions that can bring the term up to 15 years.

●	In our host-owned business model, the Property Partner purchases, owns and operates the Blink EV charging station and incurs the installation costs. We work with the Property Partner by providing site recommendations, connectivity to the Blink Networks, payment processing and optional maintenance services. In this model, the Property Partner retains and keeps all the EV charging revenues after deducting network connectivity and processing fees, which are payable to us.

●	In our Blink-as-a-Service model, we own and operate the EV charging station, while the Property Partner incurs the installation costs. The Property Partner pays us a fixed monthly fee for the service and keeps all the EV charging revenues after deducting network connectivity and processing fees, which are payable to us. Typically, our agreement with the Property Partner lasts five years.

We also operate an EV based car-sharing business through our wholly-owned subsidiary, Blink Mobility, LLC (“Blink Mobility”). Blink Mobility operates a car-sharing program in Los Angeles, California, through its subsidiary, BlueLA Rideshare, LLC, which allows customers the ability to rent EVs through a subscription service and charge those cars through our charging stations. In April 2023, Blink Mobility acquired Envoy Technologies, a software and mobility services company offering shared EVs as an amenity for national real estate owners and operators. In connection with the acquisition of Envoy Technologies, our board of directors authorized our management to begin planning the spin-off and initial public offering of Blink Mobility. As of the date of this prospectus supplement, we have engaged an investment bank to assist with this process, but there is no guarantee the spin-off or initial public offering will occur.

As part of our mission to facilitate the adoption of EVs through the deployment and operation of EV charging infrastructure globally, we are dedicated to slowing climate change by reducing greenhouse gas emissions caused by road vehicles. With the goal of being a leader in the build-out of EV charging infrastructure and increasing our share of the EV charging market, we have established strategic commercial, municipal and retail partnerships across industry verticals and encompassing numerous transit/destination locations, including airports, auto dealers, healthcare/medical, hotels, mixed-use, municipal sites, multifamily residential and condos, parks and recreation areas, parking lots, religious institutions, restaurants, retailers, schools and universities, stadiums, supermarkets, transportation hubs and workplace locations.

S-1

In 2022 and the first half of 2023, through the acquisitions of SemaConnect, Envoy Technologies and Electric Blue Limited, a private company limited by shares and registered in England and Wales (“Electric Blue”), we added new offices in Bowie, Maryland, St. Albans, the United Kingdom, and Los Angeles, California, and manufacturing facilities in Bowie, Maryland and Bangalore, India. These new office and manufacturing facilities add to our expanding U.S. and international capacity to develop and manufacture hardware and innovate new software capabilities to better meet the needs of an evolving EV charging landscape, while also serving as a key hub for operations serving the Europe, Asia Pacific and Middle East regions. This expansion in footprint is part of our growth strategy to grow our global engineering teams and develop operational hubs to facilitate expansion into new international regions.

As of June 30, 2023, we deployed 78,769 chargers, of which 59,797 were in the Blink Networks (52,287 Level 2 publicly accessible commercial chargers, 5,428 Level 2 private commercial chargers, 1,551 DC Fast Charging EV publicly accessible chargers, 30 DC Fast Charging EV private chargers, and 500 residential Level 2 Blink EV chargers, inclusive of 7,628 chargers pending to be commissioned). Included in the Blink Networks are 4,865 chargers owned by us. The remaining were non-networked, on other networks or international sales or deployments (2,214 Level 2 commercial chargers, 115 DC Fast Charging chargers, 12,224 residential Level 2 Blink EV chargers, 2,971 sold to other U.S. networks, 1,369 sold internationally and 80 deployed internationally). The charger units noted above are net of swap-out or replacement units.

Corporate Information

We were incorporated in Nevada in October 2006. Our principal executive offices are located at 605 Lincoln Road, 5th Floor, Miami Beach, Florida 33139, and our telephone number is (305) 521-0200. We maintain a website at www.BlinkCharging.com. We make our periodic and current reports that are filed with the SEC available, free of charge, on our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this prospectus supplement or the accompanying prospectus.

SemaConnect Acquisition Amendment

On August 4, 2023, we, SemaConnect LLC, our wholly-owned subsidiary, and Shareholder Representative Services LLC, on behalf of the former stockholders of SemaConnect (the “Stockholders’ Representative”), entered into an amendment (the “Acquisition Amendment”) to the Acquisition Agreement.

Under the terms of the Acquisition Agreement, the acquisition consideration was approximately $200.6 million, on a cash-free, debt-free basis (subject to certain customary adjustments for working capital). The consideration paid in the acquisition consisted of: (a) $80.6 million in cash, (i) $40 million of which was paid at the closing of the Acquisition Agreement (the “Closing”), and (ii) the remaining $40.6 million of which is to be paid not earlier than nine months following the Closing and not later than three years following the Closing (the “Deferred Merger Consideration”); and (b) approximately $118.1 million, represented by 7,454,975 shares of our common stock (the “Stock Payment”). On July 15, 2022, we registered the shares of our common stock issued to each of the former stockholders of SemaConnect (the “Stockholders”) who received shares under the Stock Payment pursuant to a prospectus supplement to our registration statement on Form S-3ASR (File No. 333-251919).

Under the terms of the Acquisition Amendment, the parties modified the manner by which the Deferred Merger Consideration will be paid by us. As amended, we agreed to pay: (a) within 15 days following our consummation of a financing transaction or series of related transactions in excess of $150 million since the Closing, $12.5 million of the outstanding Deferred Merger Consideration in cash to the Stockholders; and (b) within 15 days following our consummation of any financing transaction or series of related transactions in excess of $250 million since the Closing, fifty cents of every dollar of proceeds received by us in excess of $250 million to repay the Deferred Merger Consideration until all Deferred Merger Consideration is paid in full to the Stockholders. In consideration of the agreement by the Stockholders to enter into the Acquisition Amendment, we also agreed to issue 158,372 shares of our common stock to TCP Sema SPV LLC, which equaled $1 million of our common stock based on the average closing price on and over the three days before and after August 4, 2023 (the “Consent Fee”).

Each Stockholder will have the right to convert its outstanding Deferred Merger Consideration (after the initial payment of $12.5 million, plus accrued interest) into shares of our common stock at a conversion price equal to 126% of the seven-day average prior to August 4, 2023 (the “Conversion Rights”); provided that under no circumstance will we be obligated to issue such number of shares equal to or in excess of 20% of our common stock to the Stockholders, taking into account all common stock previously issued to such holders in the transaction in accordance with Nasdaq rules. Pursuant to the Acquisition Amendment, we are registering for resale 158,372 shares of our common stock issued to satisfy the Consent Fee and 935,293 shares issuable pursuant to the Conversion Rights (limited by the Nasdaq rules).

In connection with the payment of the Deferred Merger Consideration described above, each of Mahi Reddy, a member of our board of directors, and Mark Pastrone, our Chief Operating Officer, are entitled to receive a portion of the Deferred Merger Consideration in their capacities as Stockholders.

For additional information regarding the Acquisition Amendment and the registration for resale of the shares offered by this prospectus supplement, see “Selling Stockholders” on page S-6.

S-2

The Offering

Common stock offered	1,093,665 shares of our common stock, of which 158,372 shares are currently outstanding and 935,293 shares are issuable upon conversion pursuant to the Conversion Rights. See “Selling Stockholders.”

Common stock outstanding	65,054,618 shares as of August 31, 2023.

Use of proceeds	The selling stockholders will receive the proceeds from any sale of shares offered by this prospectus supplement and the accompanying prospectus. We will receive none of the proceeds but will pay the expenses of this offering.

Risk factors	See “Risk Factors” on page S-4 and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Nasdaq symbol	BLNK

See the description of our common stock contained in the accompanying prospectus for additional information regarding the common stock to be sold pursuant to this prospectus supplement.

S-3

Risk Factors

An investment in our common stock involves significant risks. You should consult with your own financial and legal advisers and carefully consider, among other matters, the risks described in our most recent Annual Report on Form 10-K, our Quarterly Reports for the quarters ended March 31, 2023 and June 30, 2023, and the other documents incorporated herein by reference. You should carefully consider the risks described in those reports and the other information in this prospectus supplement and accompanying prospectus before you decide to buy our shares. The value of our shares could decline due to any of these risks, and you could lose all or part of your investment.

S-4

Use of Proceeds

All of the common stock offered by this prospectus supplement is being sold by the selling stockholders. We will not receive any proceeds from the selling stockholders’ sale of the shares of common stock described in this prospectus supplement and the accompanying prospectus.

S-5

Selling Stockholders

In connection with the Acquisition Amendment, we have issued, and will issue upon conversion pursuant to the Conversion Rights, an aggregate of 1,093,665 shares of our common stock (the “Consideration Shares”) to the selling stockholders, assuming we issue the maximum number of shares of our common stock without equaling or exceeding 20% of the shares of our common stock outstanding as of June 15, 2022, the closing date of the Acquisition Agreement, and taking into account the 7,454,975 shares of our common stock previously issued to such selling stockholders at the closing of the transaction. The Consideration Shares that we have issued as of the date of this prospectus supplement were not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration provided by Section 4(a)(2) thereof and Regulation D promulgated thereunder, which exempts transactions by an issuer not involving any public offering. The 1,093,665 shares of our common stock being offered hereby represent approximately 1.7% of our outstanding shares as of August 31, 2023.

The shares set forth in the table below represent the Consideration Shares issued, and to be issued upon conversion pursuant to the Conversion Rights, in connection with the Acquisition Amendment. The registration of such shares is required pursuant to the terms of the Acquisition Amendment. Other than as set forth in the following table, the selling stockholders have not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years. We have been advised that none of the selling stockholders is a broker-dealer regulated by the Financial Industry Regulatory Authority, Inc. or an affiliate of a broker-dealer.

The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by the stockholder in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus supplement and the accompanying prospectus, including, without limitation, fees and expenses of our counsel and our accountants.

The information contained in the table below in respect of the selling stockholders has been obtained from the selling stockholders and has not been independently verified by us. We do not know when or in what amounts the selling stockholders may offer shares for sale. The stockholders may not sell any or all of the shares offered by this prospectus supplement and the accompanying prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering. However, for purposes of the following table regarding the beneficial ownership after resale of shares, we have assumed that, after completion of the offering, none of the shares covered by this prospectus supplement will be held by the selling stockholders.

Selling Stockholder	Number of Shares Beneficially Owned Before Offering	Percentage of Shares Beneficially Owned Before Offering(1)	Number of Shares Being Offered	Number of Shares Beneficially Owned After Offering	Percentage of Shares Beneficially Owned After Offering(1)
Anthony Sargent	1,468	*	1,468	—	*
David Samuels	2,913	*	2,913	—	*
Giridhar Reddy	149,814	*	16,332	133,482	*
Harsha Kollaramajalu	160,256	*	26,112	134,144	*
Jeannie Plew	7,067	*	1,208	5,859	*
Jennifer D. Dougherty	4,035	*	440	3,595	*
Joseph Engel	40,040	*	4,365	35,675	*
Joseph Inglisa	16,354	*	2,909	13,445	*
Kathryn C. Laing	11,148	*	1,215	9,933	*
Leon Okurowski, Trustee under Leon Okurowski Trust dated May 14, 2014	72	*	8	64	*
Mahi Reddy 2021 Family Trust(2)	493,835	*	53,834	440,001	*
Mahidhar Reddy(3)	205,088	*	27,084	178,004	*
Mark Pastrone(4)	212,226	*	33,696	178,530	*
Meena Anagol	7,149	*	779	6,370	*
Ravi Kumar Kesavan	35,404	*	5,305	30,099	*
Seetha J. Anagol	660	*	660	—	*
Seetha J. Anagol 2021 Family Trust(5)	493,836	*	53,834	440,002	*
Shweta A. Reddy 2021 Trust(6)	26,917	*	26,917	—	*
Shweta Anagol Reddy	26,917	*	26,917	—	*
Stephen Carroll	6,073	*	979	5,094	*
Steve Sincavage	2,937	*	2,937	—	*
Tony Posawatz	7,980	*	7,980	—	*
TCP Sema SPV LLC(7)(8)	453,410	*	453,410	—	*
Trilantic Capital Management L.P.(7)	1,869	*	1,869	—	*
Trilantic Energy Partners II Parallel (North America) L.P.(7)	51,502	*	51,502	—	*
USB Focus Fund SemaConnect 3-A, LLC(9)	75,338	*	75,338	—	*
USB Focus Fund SemaConnect 3-B, LLC(9)	69,361	*	69,361	—	*
USB Focus Fund XXVII, LLC(9)	137,676	*	137,676	—	*
Willard L. Umphrey	50,147	*	5,467	44,680	*
William Beckett	1,536	*	1,150	386	*
Total Shares	2,753,028		1,093,665

* Less than 1% of outstanding shares.

(1) Percentage ownership calculation is based on 65,054,618 shares of common stock outstanding as of August 31, 2023.

(2) Mahidhar Reddy is the trustee of the Mahi Reddy 2021 Family Trust and holds sole voting and investment power with respect to the Consideration Shares held by the Mahi Reddy 2021 Family Trust.

(3) Mahidhar Reddy is member of our board of directors and the Chief Executive Officer of SemaConnect, LLC, a Blink Charging company.

(4) Mark Pastrone is our Chief Operating Officer.

(5) Mahidhar Reddy is the trustee of the Seetha J. Anagol 2021 Family Trust and holds sole voting and investment power with respect to the Consideration Shares held by the Seetha J. Anagol 2021 Family Trust.

(6) Andrew S. Katzenberg is the trustee of the Shweta A. Reddy 2021 Trust and holds sole voting and investment with respect to the Consideration Shares held by the Shweta A. Reddy 2021 Trust.

(7) Charles Ayres and E. Daniel James (together, the “Trilantic Partners”) are (i) the partners, directors, and majority owners of Trilantic Capital Management L.P. (“TCM”) and (ii) the members of Trilantic Capital Partners Associates MGP VI LLC, which is the general partner of (a) Trilantic Energy Partners Associates II L.P., which is the general partner of Trilantic Energy Partners II Parallel (North America) L.P. (“TEP II Parallel”), and (b) Trilantic Capital Partners Associates VI L.P., which is the general partner of each of the members of TCP Sema SPV LLC (“TCP Sema”). The Trilantic Partners share voting and investment power with respect to the Consideration Shares held by each of TCM, TCP Sema and TEP II Parallel.

(8) TCP Sema is acting as an agent for all former equityholders of SemaConnect with respect to the 158,372 shares of common stock issued in connection with the Consent Fee.

(9) John D. McClellan is the managing member of each of USB Focus Fund SemaConnect 3-A, LLC, USB Focus Fund SemaConnect 3-B, LLC and USB Focus Fund XXVII, LLC (collectively, the “USB Funds”). Mr. McClellan holds sole voting and investment power with respect to the Consideration Shares held by each of the USB Funds.

S-6

Plan of Distribution

Pursuant to our obligations under the Acquisition Amendment, we are registering the shares of common stock covered by this prospectus supplement and the accompanying prospectus for the benefit of the selling stockholders. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders will act independently of Blink in making decisions with respect to the timing, manner and size of each and any sale. The selling stockholders may sell the shares from time to time in one or more transactions on The Nasdaq Capital Market or otherwise, at market prices prevailing at the time of sale, at a fixed offering price that may be changed, at varying prices determined at the time of sale or at negotiated prices. Subject to the lock-up agreements and leak-out agreements, the selling stockholders may, subject to market conditions, dispose of their entire holdings of our common stock. We will not receive any proceeds from the sale of shares included in this prospectus supplement. The shares may be sold at various times by one or more means, including, but not limited to, the following:

●	through brokers or dealers (who may act as agent or principal and who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, the purchaser or such other persons who may be effecting such sales) for resale to the public or to institutional investors at various times;

●	through negotiated transactions, including, but not limited to, block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through purchases by a broker or dealer as principal and resale by that broker or dealer for its account;

●	on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices;

●	in private transactions other than exchange or quotation service transactions;

●	short sales, purchases or sales of put, call or other types of options, forward delivery contracts, swaps, offerings of structured equity-linked securities or other derivative transactions or securities;

●	hedging transactions, including, but not limited to:

●	transactions with a broker-dealer or its affiliate, whereby the broker-dealer or its affiliate will engage in short sales of shares and may use shares to close out its short position;

●	options or other types of transactions that require the delivery of shares to a broker-dealer or an affiliate thereof, who will then resell or transfer the shares; or

●	loans or pledges of shares to a broker-dealer or an affiliate, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares;

●	through offerings of securities exercisable, convertible or exchangeable for shares, including, without limitation, securities issued by trusts, investment companies or other entities;

●	offerings directly to one or more purchasers, including institutional investors;

●	through ordinary brokerage transactions and transactions in which a broker solicits purchasers;

●	through distribution to the members, limited partners or security holders of the selling stockholders;

●	by pledge to secure debts and other obligations;

●	through a combination of any such methods of sale; or

●	through any other method permitted under applicable law.

Additionally, the selling stockholders may resell all or a portion of their shares in open market transactions in reliance upon Rule 144 under the Securities Act provided the selling stockholder meets the criteria and conforms to the requirements of Rule 144.

The selling stockholders may negotiate and pay broker-dealers’ commissions, discounts or concessions for their services. Broker-dealers engaged by the selling stockholders may allow other broker-dealers to participate in resales.

The selling stockholders have acknowledged their obligations to comply with the provisions of the Securities Exchange Act of 1934, as amended, and the rules thereunder relating to stock manipulation, particularly Regulation M.

We are not aware of any plans, arrangements or understandings between the selling stockholders and any underwriter, broker-dealer or agent regarding the sale of shares of common stock by the selling stockholders.

Legal Matters

Certain legal matters with respect to the validity of the securities offered under this prospectus supplement will be passed upon for us by Olshan Frome Wolosky LLP, New York, New York.

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PROSPECTUS

Blink Charging Co.

Common Stock                Preferred Stock                Warrants                Rights                Units

We may offer from time to time:

●	shares of our common stock, par value $0.001 per share;
●	shares of our preferred stock, par value $0.001 per share;
●	warrants to purchase any of the other securities that may be sold under this prospectus;
●	rights to purchase any of the other securities that may be sold under this prospectus; and
●	units comprised of the foregoing securities in any combination.

In addition, certain selling stockholders may from time to time offer and sell shares of our common stock. We will not receive any of the proceeds from the sale of shares of our common stock by selling stockholders, if any, pursuant to this prospectus.

We will provide specific terms of any offering, including the price of the securities to the public, in supplements to this prospectus. In any prospectus supplement relating to any sales by the selling stockholders, we will, among other things, identify the number of shares of our common stock that the selling stockholders will be selling. These securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any applicable prospectus supplement and free writing prospectus carefully before you invest in our securities.

We or any selling stockholders may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.” We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If we or any selling stockholders use any agents, dealers or underwriters to sell the securities, we will name them and describe their compensation in the applicable prospectus supplement. The price to the public of those securities and the net proceeds we or any selling stockholders expect to receive from that sale will be set forth in the applicable prospectus supplement. The prospectus supplement will also contain more specific information about the offering.

Our shares of common stock and warrants trade on the Nasdaq Capital Market under the symbols BLNK and BLNKW, respectively. On January 5, 2021, the closing prices of our common stock and warrants were $40.59 and $36.13, respectively. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange or market.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 6, 2021

In this prospectus, except as otherwise indicated, the words “Blink,” “Blink Charging” or the “Registrant” refer to Blink Charging Co. and the words “company,” “we,” “us,” “our” and “ours” refer to Blink Charging Co. together with its consolidated subsidiaries. In this prospectus, references to “common stock,” “preferred stock,” “warrants,” “rights” and “units” are to the common stock and preferred stock of Blink Charging, and warrants, rights or units issued by Blink Charging.

You should rely only on information contained or incorporated by reference in this prospectus. Neither we, any selling stockholders, nor any underwriters have authorized any person to provide you with information that differs from what is contained or incorporated by reference in this prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates, or an offer or solicitation in any jurisdiction where offers or sales are not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, even though this prospectus may be delivered or shares may be sold under this prospectus on a later date. Our business, financial condition, results of operation and prospects may have changed since those dates.

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About This Prospectus

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under the shelf registration process, we may from time to time, offer and sell to the public any or all of the securities in the registration statement in one or more offerings. In addition, under this shelf registration process, selling stockholders may from time to time sell shares of our common stock in one or more offerings.

This prospectus provides you with a general description of the securities we and/or the selling stockholders may offer. Each time securities are offered, we will provide a prospectus supplement that will describe the specific amounts, prices, and terms of the securities we offer. The prospectus supplement will contain more specific information about the offering. The prospectus supplement also may add, update, or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements, includes all material information relating to this offering. If there is any inconsistency between the information in this prospectus and the information in the accompanying prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus, any prospectus supplement and any free writing prospectus or other offering material that we authorize together with the additional information described under the heading “Where You Can Find More Information” and the documents incorporated by reference as described under “Incorporation of Documents By Reference” below.

We or certain selling stockholders may sell the securities to or through underwriters, dealers or agents, or directly to purchasers. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. A prospectus supplement, which we will provide each time securities are offered, will provide the names of any underwriters, dealers or agents involved in the sale of the securities, and any applicable fee, commission or discount arrangements with them.

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Blink Charging Co.

Overview of our Company

Blink Charging Co., through its wholly-owned subsidiaries, is a leading owner, operator and supplier of proprietary electric vehicle (“EV”) charging equipment and networked EV charging services. We serve both residential and commercial EV charging settings, enabling EV drivers to easily recharge at various location types. Our principal line of products and services is our Blink EV charging network (the “Blink Network”) and EV charging equipment, also known as electric vehicle supply equipment (“EVSE”), and EV-related services.

We are a leading owner and operator of EV charging stations in the United States. We are steadily growing the number of EV charging stations owned and operated by us. The deployment locations for EV charging stations under the Blink owned model are chosen based on our analysis of (i) areas where there is the greatest need for EV charging and (ii) areas where federal, state or local government grants or rebates are available for such deployments. The Blink owned model brings meaningful revenue to our company through the sale of electricity to our EV charging customers.

Our Blink Network is a proprietary cloud-based software that operates, maintains and tracks the Blink EV charging stations and their associated charging data. The Blink Network provides property owners, managers and parking companies (“Property Partners”) with cloud-based services that enable the remote monitoring and management of EV charging stations and payment processing, and provides EV drivers with vital station information including station location, availability and applicable fees. We offer our Property Partners a range of deployment business models for EV charging equipment and services that generally fall into one of the four business models below.

● In our comprehensive turnkey business model, we own and operate the EV charging equipment, undertake and manage the installation, maintenance and related services, and we retain substantially all of the EV charging revenue.

● In our hybrid business model, the Property Partner incurs the installation costs, while we provide the charging equipment. We operate and manage the EV charging station and provide connectivity of the charging station to the Blink Network. As a result, we share a greater portion of the EV charging revenue with the Property Partner than under the turnkey model above.

● In our host-owned business model, the Property Partner purchases, owns and manages the Blink EV charging station, and incurs the installation costs of the equipment, while we provide site recommendations, connectivity to the Blink Network and optional maintenance services, and the Property Partner retains substantially all of the EV charging revenue.

● In our Blink-as-a-service model, we own the charging station, while the Property Partner incurs the installation cost. We operate and manage the EV charging station and the Property Partner pays us a fixed monthly fee and keeps all the charging revenues less network connectivity and processing fees.

We are dedicated to slowing climate change by reducing greenhouse gas emissions caused by transportation. We have strategic partnerships across numerous transit/destination locations, including airports, auto dealers, healthcare/medical, hotels, mixed-use, municipal locations, multifamily residential and condos, parks and recreation areas, parking lots, religious institutions, restaurants, retailers, schools and universities, stadiums, supermarkets, transportation hubs and workplace locations.

As of September 30, 2020, we had deployed 15,716 charging stations, of which 6,944 were on the Blink Network (5,512 Level 2 commercial charging units, 101 DC Fast Charging EV chargers and 1,331 residential Level 2 Blink EV charging units), and the remainder were non-networked or on other networks (239 Level 2 commercial charging units, 8,333 residential Level 2 Blink EV charging stations and 200 charging stations acquired with our recent BlueLA acquisition).

Corporate Information

We were incorporated in Nevada in April 1998. Our principal executive offices are located at 407 Lincoln Road, Suite 704, Miami Beach, Florida 33139-3024, and our telephone number is (305) 521-0200. We maintain a website at www.BlinkCharging.com. We make our periodic and current reports that are filed with the SEC available, free of charge, on our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this prospectus or any accompanying prospectus supplement.

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Note on Covid-19

We continue to closely monitor the impact on our business of the current outbreak of a novel strain of coronavirus (“Covid-19”). We have taken precautions to ensure the safety of our employees, customers and business partners, while assuring business continuity and reliable service and support to our customers. We have experienced what we expect is a temporary reduction in the usage of our charging stations, which has resulted in a decrease in our charging service revenue. While we have not seen a significant adverse impact to our overall financial results from Covid-19, if the pandemic continues to cause significant negative impacts to economic conditions, our company’s results of operations, financial condition and liquidity could be adversely impacted.

Recent Developments

BlueLA Acquisition in California. In September 2020, in order to expand our market presence in California, we acquired through our wholly-owned subsidiary Blink Mobility, LLC all of the ownership interests of BlueLA Carsharing, LLC (“BlueLA”), the City of Los Angeles’ contractor for its EV carsharing services program, from Blue Systems USA, Inc. Pursuant to the terms of an Ownership Interest Purchase Agreement, we assumed control of BlueLA’s existing infrastructure throughout Los Angeles of EV charging stations, which we have since upgraded to our own IQ 200 charging stations.

U-Go Charging Acquisition and DCFC Portfolio. In November 2020, we acquired the EV charging operator U-Go Stations, Inc. and its portfolio of 44 DCFC (direct-current fast charger) charging locations. The purchase also included multiple grants awarded to U-Go for the deployment of up to an additional 45 new charging stations. The charging stations are located primarily at hotels, gas stations and auto dealerships, expanding our DCFC footprint across ten states including Michigan, Pennsylvania, New Jersey and Vermont. The consideration under the terms of the acquisition agreement to U-Go’s stockholders consisted of the issuance of shares of our common stock at closing, a future cash payment based on the fulfillment of pending projects post-closing and the assumption of scheduled liabilities.

Warrant Exercise Claim. A warrant to purchase up to 147,058 shares of our common stock at $4.25 per share, subject to adjustment (the “Warrant”), was issued to JMJ Financial in early 2018. Over the prior 18 months, we had engaged in multiple financing transactions with JMJ Financial involving instruments convertible into common shares. JMJ Financial is currently the subject of an SEC enforcement action pending in the U.S. District Court for the Southern District of Florida. The SEC’s complaint charges JMJ Financial with violating the registration provisions of Section 15(a)(1) of the Securities Exchange Act of 1934, alleging that JMJ Financial was an unregistered and illegal broker-dealer from January 2015 through January 2018. The SEC seeks a permanent injunction, disgorgement of ill-gotten gains plus prejudgment interest, a civil penalty, and a penny stock bar. In late November 2020, JMJ Financial attempted to exercise the Warrant on a cashless basis, claiming the right to receive 126,148 shares. We declined to honor the exercise of the Warrant pending a determination of JMJ Financial’s alleged illegal conduct. JMJ Financial has filed a lawsuit against us in the U.S. District Court for the Southern District of New York seeking monetary damages estimated at $4.2 million or alternatively to compel delivery of the shares. We intend to vigorously defend the claims.

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Risk Factors

Investing in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions described below and discussed under Item 1A, “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2019 and Part II, Item 1A, “Risk Factors” in our quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2020, June 30, 2020 and September 30, 2020, which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering.

Risks Related to Our Securities

There may be no established trading market for some of our securities offered, and this could make selling such securities difficult and also impact the price of such securities.

There may be no established trading market for some of our securities offered by this prospectus. For example, some of our securities may not be listed on any securities exchange or included in any automated quotation system. We cannot assure you that an active trading market for such securities will develop or, if such market develops, that you will be able to sell such securities. If a trading market does not develop or is not maintained, holders of the securities may experience difficulty in reselling, or an inability to sell, such securities. As a result, the liquidity of such securities may be limited and, under certain circumstances, nonexistent. If a market does develop, any such market may be discontinued at any time.

The liquidity of, pricing of, and trading market for, our securities may be adversely affected by, among other things, changes in the overall markets for debt and equity securities, changes in our financial performance and prospects, the prospects in general for companies in our industry, the number of holders of the various securities, the interest of securities dealers in making a market in our securities, adverse credit rating actions and prevailing interest rates.

Net proceeds from the sale of our securities may not result in an increase in investment value.

Our management will have considerable discretion in the application of the net proceeds from offerings pursuant to this prospectus. For example, the net proceeds from an offering of our securities may be used for general corporate purposes. Under such circumstances, you may not have the opportunity, as part of your investment decision, to evaluate the economic, financial, or other information on which we base our decisions on how to use the proceeds, or to assess how the proceeds will be used.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, provide a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about their companies. Some of the statements in this document and any documents incorporated by reference constitute “forward-looking statements” within the meaning of Section 21E of the Exchange Act. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our businesses or our industries’ actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements.

Such statements include statements about (i) the scope, duration and ultimate impact of the Covid-19 pandemic, (ii) delays in product development and deployment, (iii) market acceptance of our EV charging products and related services, (iv) technological change in the EV charging equipment industry, (v) competition in EV markets generally in the United States and abroad, (vi) results and costs associated with governmental investigations and litigation, (vii) intellectual property issues, and (viii) other aspects of our business identified in this prospectus, as well as other reports that we file from time to time with the SEC. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “tends,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of those terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially because of market conditions in our industries or other factors that are in some cases beyond our control. All of the forward-looking statements are subject to risks and uncertainties.

The forward-looking statements are made as of the date of this prospectus or the date of the documents incorporated by reference in this prospectus, as the case may be, and except as required by law, we do not undertake, and specifically decline, any obligation to update any of these statements or to publicly announce the results of any revisions to these statements to reflect future events or developments. Various factors, including but not limited to the risk factors described in the “Risk Factors” section of this prospectus and elsewhere herein, could cause actual results to differ from those implied by the forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements.

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Use of Proceeds

Unless otherwise indicated in any applicable prospectus supplement, the net proceeds from any sale of securities by us will be used to supplement our operating cash flows to fund EV charging station deployment and to finance the costs of acquiring or investing in competitive and complementary businesses, products and technologies as a part of our growth strategy. We currently have no commitments or agreements with respect to any such acquisitions or investments. We also plan to utilize a smaller portion of the proceeds from any sale of securities by us to repay or reduce certain of our outstanding indebtedness and use any remaining proceeds we receive for working capital and other corporate purposes. If we decide to use the net proceeds from a particular offering of securities for a specific purpose other than as set forth above, we will describe that in the related prospectus supplement.

We will not receive any of the proceeds from the sale of shares of our common stock by selling stockholders, if any, pursuant to this prospectus.

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General Description of Securities That We May Sell

We may offer and sell, at any time and from time to time:

●	shares of our common stock, par value $0.001 per share;

●	shares of our preferred stock, par value $0.001 per share;

●	warrants to purchase any of the other securities that may be sold under this prospectus;

●	rights to purchase any of the other securities that may be sold under this prospectus; and

●	units comprised of the foregoing securities in any combination.

In addition, the selling stockholders may sell shares of our common stock from time to time in one or more offerings.

The terms of any securities offered will be determined at the time of sale. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

Description of COMMON STOCK AND PREFERRED Stock AND CERTAIN OTHER

OUTSTANDING SECURITIES

The following is a summary of the rights and preferences of our common stock and preferred stock and certain other outstanding securities convertible or exercisable into our common stock. While we believe that the following description covers the material terms of our capital stock and other securities, the description may not contain all of the information that is important to you and is subject to and qualified in its entirety by our articles of incorporation, bylaws and the other agreements and instruments described below, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the provisions of applicable Nevada corporate law. We encourage you to read carefully this entire prospectus, our articles of incorporation, bylaws and the other agreements and instruments described below for a more complete understanding of our capital stock.

General

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.001 per share, and 40,000,000 shares of preferred stock, par value $0.001 per share. As of December 31, 2020, 35,950,025 shares of common stock were issued and outstanding and no shares of preferred stock were issued or outstanding.

In addition, as of December 31, 2020, there were an aggregate of 3,893,223 shares of our common stock issuable upon exercise of outstanding warrants and 620,838 shares of our common stock issuable upon exercise of outstanding stock options.

Common Stock

Dividend Rights. Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock may, pursuant to Article VI of our bylaws, receive dividends out of funds legally available if our board, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board may determine. We have not paid any dividends on our common stock and do not contemplate doing so in the foreseeable future.

Voting Rights. In accordance with Nevada Revised Statutes Section 78.350, holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. We have not provided for cumulative voting for the election of directors in our articles of incorporation.

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No Preemptive or Similar Rights. In accordance with Nevada Revised Statutes Section 78.267, our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distribution. In accordance with Nevada Revised Statutes Sections 78.565 to 78.620, if we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable among the holders of our common stock and our participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences on any outstanding shares of preferred stock.

Fully Paid and Non-Assessable. In accordance with NRS Sections 78.195 and 78.211 and the assessment of our board, all of the outstanding shares of our common stock are, and the shares of our common stock to be issued pursuant to this offering will be, fully paid and nonassessable.

Nasdaq Capital Market. Our shares of common stock trade on the Nasdaq Capital Market under the symbol BLNK.

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Worldwide Stock Transfer, LLC, Hackensack, New Jersey.

Preferred Stock

We are authorized to issue 40,000,000 shares of preferred stock, par value $0.001 per share. Pursuant to our articles of incorporation, our board is authorized to authorize and issue preferred stock and to fix the designations, preferences and rights of the preferred stock pursuant to a board resolution. Our board may designate the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, redemption rights, liquidation preference, sinking fund terms and the number of shares constituting any series or the designation of any series.

The issuance of preferred stock could have the effect of restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock, or delaying, deterring or preventing a change in control. Such issuance could have the effect of decreasing the market price of our common stock. We will describe the particular terms of any preferred stock in more detail in the applicable prospectus supplement.

2018 IPO Warrants

In February 2018, we issued publicly-traded warrants to purchase an aggregate of 8,706,000 shares of our common stock as part of a unit sold in our initial public offering. As of December 31, 2020, publicly-traded warrants to purchase 2,805,081 shares of common stock were outstanding, having the following terms and provisions:

Exercisability. The warrants are exercisable at any time after their original issuance and at any time up to the date that is five years after their original issuance. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

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Exercise Limitation. A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us.

Exercise Price. The exercise price per whole share of common stock purchasable upon exercise of the warrants is $4.25 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. Our warrants trade on the Nasdaq Capital Market under the symbol “BLNKW.”

Warrant Agent. The warrants were issued in registered form under a warrant agency agreement between Worldwide Stock Transfer, LLC, as warrant agent, and us.

Fundamental Transactions. In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Governing Law. The warrants and the warrant agency agreement are governed by New York law.

As December 31, 2020, private warrants to purchase 1,088,142 shares of common stock were outstanding. These warrants have substantially similar terms and provisions as the public warrants described above, but are not traded.

Anti-Takeover Effects of Nevada Law and Our Articles of Incorporation and Bylaws

Provisions of the Nevada Revised Statutes and our articles of incorporation and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, would be expected to discourage certain types of takeover practices and takeover bids our board may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us will outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

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Blank Check Preferred. Our articles of incorporation permit our board to issue preferred stock with voting, conversion and exchange rights that could negatively affect the voting power or other rights of our common stockholders. The issuance of our preferred stock could delay or prevent a change of control of our company.

Board Vacancies to be filled by Remaining Directors. Our bylaws provide that casual vacancies on the board may be filled by the remaining directors then in office.

Removal of Directors by Stockholders. Our bylaws and the Nevada Revised Statutes provide that directors may be removed with or without cause at any time by a vote of two-thirds of the stockholders entitled to vote thereon, at a special meeting of the stockholders called for that purpose.

Stockholder Action. Our bylaws provide that special meetings of the stockholders may be called by the board or such person or persons authorized by the board.

Amendments to our Articles of Incorporation and Bylaws. Under the Nevada Revised Statutes, our articles of incorporation may not be amended by stockholder action alone. Amendments to our articles of incorporation require a board resolution approved by the majority of the outstanding capital stock entitled to vote. Our bylaws may only be amended by a majority vote of the stockholders at any annual meeting or special meeting called for that purpose. Subject to the right of stockholders as described in the immediately preceding sentence, the board has the power to make, adopt, alter, amend and repeal, from time to time, our bylaws.

Nevada Anti-Takeover Statute. We may be subject to Nevada’s Combination with Interested Stockholders Statute (Nevada Revised Statutes Sections 78.411 to 78.444) which prohibits an “interested stockholder” from entering into a “combination” with the corporation, unless certain conditions are met. An “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within the prior two years, did beneficially own) 10% or more of the corporation’s capital stock entitled to vote.

Limitations on Liability and Indemnification of Officers and Directors

The Nevada Revised Statutes limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our bylaws include provisions that require the company to indemnify our directors or officers against monetary damages for actions taken as a director or officer of our company. We are also expressly authorized to carry directors’ and officers’ insurance to protect our directors, officers, employees and agents for certain liabilities. Our articles of incorporation do not contain any limiting language regarding director immunity from liability.

The limitation of liability and indemnification provisions under Nevada Revised Statutes and in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval, except as may be required under the listing rules of any stock exchange on which our common stock is then listed. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

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Description of Warrants

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer and sell under this prospectus and any related warrant agreements and warrant certificates. While the terms we have summarized below will apply generally to any warrants offered, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement, which may differ from the terms we describe below.

General

We may issue, and we may offer and sell, together with other securities or separately, warrants to purchase our common stock, preferred stock or other securities. Warrants may be issued directly to the purchasers of the warrants or under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. A warrant agent will act solely as our agent in connection with the warrants of the series being offered and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants The prospectus supplement will describe, among other things, the following terms, where applicable, of warrants that we may offer:

●	the title of the warrants;

●	the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

●	the price or prices at which the warrants will be issued and any terms for the adjustment of the price or prices;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants;

●	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased, including provisions for adjustment of the exercise price of the warrant;

●	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

●	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

●	the date on which the right to exercise the warrants shall commence, and the date on which the right shall expire; and

●	the maximum or minimum number of warrants which may be exercised at any time.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

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Exercise of Warrants

Each warrant will entitle the holder thereof to purchase for cash the number of shares of common stock or preferred stock at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights of Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that holder’s warrants.

DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, common stock, preferred stock, warrants or any combination of those securities, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

We will provide in a prospectus supplement the following terms of the rights being issued:

●	the date of determining the stockholders entitled to the rights distribution;

●	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise;

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●	the conditions to the completion of the offering, if any;

●	the withdrawal, termination and cancellation rights, if any;

●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

●	whether stockholders are entitled to oversubscription rights, if any;

●	any applicable material U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock, preferred stock and/or warrants offered by any prospectus supplement, and may be attached to or separate from those securities.

While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock, warrants, rights or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

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We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Warrants” and “Description of Rights” will apply to each unit and to any common stock, preferred stock, warrant or right included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

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SELLING STOCKHOLDERS

If the registration statement of which this prospectus forms a part is used by selling stockholders for the resale of any shares of our common stock registered hereunder, information about such selling stockholders, their beneficial ownership of our securities and their relationship with us will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference herein.

Plan of Distribution

We or certain selling stockholders may sell the securities in and outside the United States through underwriters or dealers, directly to purchasers, including our affiliates, through agents, or through a combination of any of these methods. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters, dealers or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or re-allowed or paid to dealers;

●	any commissions paid to agents; and

●	the terms of any arrangement entered into with any dealer or agent.

Sales through Underwriters or Dealers

If underwriters are used in the sale of any of these securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we or selling stockholders inform you otherwise in any prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

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If dealers are used in the sale of securities, we or the selling stockholders will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We or the selling stockholders will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We or the selling stockholders may sell the securities directly, and not through underwriters or agents. Securities may also be sold through agents designated from time to time. In the prospectus supplement, we or the selling stockholders will name any agent involved in the offer or sale of the offered securities, and we or the selling stockholders will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We or the selling stockholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, as amended, or the Securities Act, with respect to any sale of those securities. We or the selling stockholders will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we or the selling stockholders so indicate in the prospectus supplement, we or the selling stockholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We or the selling stockholders may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for, us in the ordinary course of their businesses.

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Legal Matters

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Olshan Frome Wolosky LLP, New York, New York. If the securities are distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

Experts

The consolidated financial statements of Blink Charging Co. for the years ended December 31, 2019 and 2018 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Marcum LLP, independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing in giving said report.

Where You Can Find More Information

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s web site at http://www.sec.gov.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above.

The registration statement and the documents referred to below under “Incorporation by Reference” are also available on our Internet website www.BlinkCharging.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

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Incorporation of Documents by Reference

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K). The documents we are incorporating by reference are as follows:

●	Annual Report on Form 10-K for the year ended December 31, 2019 filed on April 2, 2020;

●	Quarterly Reports on Form 10-Q for the periods ended March 31, 2020, filed on May 13, 2020, June 30, 2020, filed on August 13, 2020, and September 30, 2020, filed on November 13, 2020;

●	Current Reports on Form 8-K, but only to the extent that the information set forth therein is “filed” rather than “furnished” under the SEC’s rules, filed on January 10, 2020, February 11, 2020, March 13, 2020, March 24, 2020, March 30, 2020, April 17, 2020, April 20, 2020, September 17, 2020 (as amended by Form 8-K/A filed November 25, 2020), September 18, 2020, October 9, 2020, and November 24, 2020;

●	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on February 7, 2018 (File No. 001-38392), and any amendment or report filed with the SEC for the purpose of updating the description; and

●	the description of our common stock purchase warrants contained in our registration statement on Form 8-A filed with the SEC on February 7, 2018 (File No. 001-38392), and any amendment or report filed with the SEC for the purpose of updating the description.

All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this registration statement and prior to the termination of the offering, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents, provided, however, that the registrant is not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K.

Any document, and any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The documents incorporated by reference in this prospectus may be obtained from us without charge and will be provided to each person, including any beneficial owner, to whom a prospectus is delivered. You may obtain a copy of the documents at no cost by submitting an oral or written request to:

Blink Charging Co.

407 Lincoln Road, Suite 704

Miami Beach, Florida 33139-3024

Attention: Mr. Michael P. Rama, Chief Financial Officer

(305) 521-0200

Additional information about us is available at our website located at www.BlinkCharging.com. Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this prospectus or any accompanying prospectus supplement.

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1,093,665 Shares

Blink Charging Co.

Common Stock

Prospectus Supplement

September 1, 2023